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EXHIBIT 99.1

                              STATEMENT UNDER OATH
                                       OF
                           PRINCIPAL EXECUTIVE OFFICER
                                    REGARDING
            FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Henry C. Yuen, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Gemstar-TV Guide International, Inc. ("Gemstar") and, except as corrected or supplemented in a subsequent covered report, and subject to the qualifications set forth below and in the Form 8-K filed this date:

          . no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          . no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) The statement in paragraph (1) is subject to the following qualifications, more fully explained in Gemstar's Form 8-K filed on this date:

          . pending a final conclusion by Gemstar's audit committee, and possible guidance from the Office of the Chief Accountant of the Securities and Exchange Commission, Gemstar may restate its financial statements for the year ended December 31, 2001 to reverse the recognition of approximately $20 million of revenues relating to a non-monetary transaction of a subsidiary of TV Guide, Inc.; and

          . pending a final conclusion by Gemstar's audit committee, and possible guidance from the Office of the Chief Accountant of the Securities and Exchange Commission, Gemstar may restate its financial statements for the year ended December 31, 2001 to reclassify approximately $2.75 million of advertising revenues from the Interactive Platform Sector to the Media and Services Sector.

     (3) The audit committee has concluded its review of Gemstar's revenue recognition practices, referred to in my Statement Under Oath dated and filed with the Securities and Exchange Commission on August 14, 2002. The audit committee has found no wrongdoing in connection with Gemstar's revenue recognition practices, and has not recommended that any changes to Gemstar's financial statements be made, other than those potential changes listed in paragraph (2).

     (4) I have reviewed the contents of this statement with Gemstar's audit committee.

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     (5) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          .    Gemstar's Form 10-K filed April 1, 2002;

          . all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Gemstar filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          .    any amendments to any of the foregoing.



/s/ Henry C. Yuen                             Subscribed and sworn to
-------------------------                     before me this 26th day of
Dr. Henry C. Yuen                             September 2002.
September 26, 2002
                                              /s/ Johnetta D. Jackson
                                              ----------------------------------
                                              Notary Public
                                              My Commission Expires: